Exhibit 99.1

ProPetro Appoints Chief Commercial Officer

and Chief Accounting Officer

MIDLAND, Texas – November 28, 2023 – ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) today announced that it has appointed Shelby Fietz as its Chief Commercial Officer (“CCO”) and Celina Davila as its Chief Accounting Officer (“CAO”), effective November 26, 2023.

Chief Commercial Officer Appointment

Sam Sledge, Chief Executive Officer, said, "I’m pleased to announce Shelby Fietz’s promotion to Chief Commercial Officer of ProPetro. With over a decade of experience here at ProPetro, Shelby has been instrumental in leading our commercial execution and maintaining key customer relationships. His expertise is crucial as our industry evolves towards an industrial model, necessitating sophisticated multi-service arrangements for our consolidating customer base. Shelby’s deep understanding of our customers and of our own unique capabilities has been and will continue to be pivotal in effectively implementing our commercial initiatives and ensuring we deliver our services in innovative ways that align with our strategy and drive industry-leading efficiencies in our customer’s completion programs. We are confident that Shelby’s leadership will continue to bring significant value to ProPetro."

Mr. Fietz formerly served as the Company’s Vice President of Commercial, leading the business development, sales, supply chain and marketing functions. He served previously as Vice President of Business Development, Sales and Marketing, while also leading our supply chain organization. Prior to that, Mr. Fietz held roles of increasing responsibility within ProPetro in both operations and business development dating back to 2012. Mr. Fietz also serves in a leadership capacity with the Permian Basin Chapter of the Energy Workforce and Technology Council.

Chief Accounting Officer Appointment

David Schorlemer, Chief Financial Officer, said, “We are pleased to appoint Celina Davila to her new position as Chief Accounting Officer. Effective immediately, she will act as the Company’s principal accounting officer. Celina brings significant experience in our business with ProPetro and in her previous roles at Pioneer Natural Resources and in public accounting. She also has been instrumental in building and leading our accounting organization. Her focus on innovation is driving continued enhancement in our business processes and creating accounting and financial reporting efficiencies. I’m delighted to be working with Celina in her new role.”

Prior to her appointment, Mrs. Davila served in roles of increasing responsibility within the Company, and most recently held the title of Director of Accounting and Corporate Controller, leading the accounting and financial reporting teams including the SEC financial reporting team. She served previously as Accounting Manager at Pioneer Natural Resources Company prior to the Company’s acquisition of its pressure pumping services business in January of 2019. She then served as Hydraulic Fracturing Controller and later Corporate Controller for ProPetro prior to her promotion to the Director of Accounting and Corporate Controller role in 2022. Mrs. Davila also provides leadership in the Company’s Women of ProPetro employee organization. Mrs. Davila is a Certified Public Accountant and holds a Bachelor of Arts in Accounting and a Master’s in Business Administration from Texas Tech University. She started her career in public accounting as a Senior Auditor at Johnson, Miller & Co.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing premium completions services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contacts:

David Schorlemer

Chief Financial Officer

david.schorlemer@propetroservices.com

432-227-0864

Matt Augustine

Director, Corporate Development and Investor Relations

matt.augustine@propetroservices.com

432-219-7620